Exhibit (j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 62 to the Registration Statement under the Securities Act, and Amendment No. 63 to the Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A (Registration Nos. 33-72424 and 811-8194, respectively) of our reports dated June 23, 2010, relating to the financial statements and financial highlights of Financial Investors Trust (the “Trust”), including the ALPS/Red Rocks Listed Private Equity Fund, ALPS/WMC Value Intersection Fund (formerly Activa Value Fund), Clough China Fund, ALPS/GNI Long-Short Fund, Vulcan Value Partners Fund, and Vulcan Value Partners Small Cap Fund, appearing in the Annual Reports on
Form N-CSR of the Trust for the year ended April 30, 2010, and to the references to us under the heading “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in the Statements of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

August 27, 2010